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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      September 21, 2000 (August 24, 2000)
                -------------------------------------------------

                                  ARMITEC, INC.


Delaware                              0-11419                    22-2435595
--------                              -------                    ----------
(State or other                   (Commission File              (IRS Employer
jurisdiction of                         No.)                       ID No.)
incorporation)

          Post Office Box 21238, St. Simons Island, Georgia, 31522-0738
          -------------------------------------------------------------
                    (Address of principal executive offices)

                                  912-634-2584
                                  ------------
              (Registrant's telephone number, including area code)

                           Family Health Systems, Inc.
                           ---------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS.

         On August 24, 2000, the majority of the shareholders of Registrant elected to change the name of Registrant from Family Health Systems, Inc. to Armitec, Inc. Additionally, on August 24, 2000, the majority of the shareholders of the Registrant elected to increase the authorized shares of Common Stock of the Registrant to fifty million (50,000,000). An amendment to Registrant's Certificate of Incorporation reflecting the name change and increase in the authorized shares of Capital Stock was filed with the Secretary of the State of Delaware on August 30, 2000.

         On September 8, 2000, Armitec, Inc. received a new symbol from NASDAQ. As of that date, Armitec, Inc. is traded on the OTC Bulletin Board under the symbol AMTI.

         On September 15, 2000, the Board of Directors and the majority of the shareholders of Armitec, Inc. approved the terms of the purchase of Armitec.com, Inc. Those basic terms involve the issuance of Armitec Common Stock to the shareholders of Armitec.com in exchange for their shares of Armitec.com., so that after the issuance, the shareholders of Armitec.com will hold 45.68% of the outstanding shares of Armitec and the current shareholders of Armitec will retain 10.00% ownership. Additionally, 39.32% of the outstanding shares of Armitec will be reserved for use in a Private Offering of such shares in order to raise capital for Armitec. To the extent that such shares are not sold in a Private Placement, the Armitec.com shareholders may purchase such shares for a nominal amount. Additionally, 5.00% of the outstanding shares of Armitec will be reserved to hire consultants to assist Armitec after the acquisition.

         Armitec.com is a manufacturer and distributor of high quality uniforms and accessories using the Internet and direct mail to reach its consumer customer base and employing sales representatives to sell to retailers and catalog houses. Armitec.com targets persons in state and local enforcement agencies, fire departments, EMT, private security agencies and the postal retailers and catalog houses.

         On September 15, 2000 Armitec executed a definitive Plan and Agreement to Exchange Stock with Armitec.com. The closing date of the foregoing stock exchange is dependent upon the completion and satisfaction of required shareholder consents and notifications.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Exhibit

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
                  5.1      Amendment to Certificate of Incorporation dated August 29, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          ARMITEC, INC. (FORMERLY KNOW AS FAMILY
                                          HEALTH SYSTEMS, INC.)
                                                       (Registrant)


Dated: September 21, 2000                 By /s/ William S. Bryant
                                             -----------------------------------
                                             William S. Bryant
                                             President


                                      5.1-2